As filed with the Securities and Exchange Commission on January 11, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Athlon Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3331021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Causeway Media Partners

44 Brattle St.

Cambridge, MA 02138

(617) 855-6333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Hickey

Chief Executive Officer

c/o Causeway Media Partners

44 Brattle St.

Cambridge, MA 02138

(617) 855-6333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay H. Hachigian Kirt W Shuldberg Christopher K. Warren Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP One Marina Park Drive Suite 900 Boston, MA 02210 Tel: (617) 648-9100	Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Ave Palo Alto, CA 94301 Tel: (650) 470-4500	Christian O. Nagler Wayne E. Williams Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4660

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-251605)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	4,600,000 Units	$10.00	$46,000,000	$5,018.60
Shares of Class A common stock included as part of the units(3)	4,600,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	2,300,000 Warrants	—	—	—(4)
Total			$46,000,000	$5,018.60

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Includes 600,000 units, consisting of 600,000 shares of Class A common stock and 300,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-251605), which was declared effective by the U.S. Securities and Exchange Commission on January 11, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of 4,600,000 additional units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant, of Athlon Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1, including 600,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251605) (the “Prior Registration Statement”), initially filed by the Registrant on December 22, 2020, as amended, and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on January 11, 2021. The required opinion of counsel and related consent and independent registered public accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 12, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 12, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1, as amended (File No. 333-251605), are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are being filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included on Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No.333-251605) filed on December 22, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 11th day of January, 2021.

ATHLON ACQUISITION CORP.

By:	/s/ Chris Hickey
Chris Hickey
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Chris Hickey Chris Hickey	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2021

* Mark Wan	Executive Chairman and Director	January 11, 2021

* David Poltack	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer )	January 11, 2021

/s/ Daniel Burns Daniel Burns	Director	January 11, 2021

/s/ Daniel Gallagher Daniel Gallagher	Director	January 11, 2021

/s/ Paraag Marathe Paraag Marathe	Director	January 11, 2021

/s/ Jared Smith Jared Smith	Director	January 11, 2021

*By:	/s/ Chris Hickey
Chris Hickey
Attorney-in-Fact

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